UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)          March 3, 2006
------------------------------------------------------------------------------

                               L.B. Foster Company
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Pennsylvania                    000-10436                       25-1324733
------------------------------------------------------------------------------
(State or other jurisdiction    (Commission                  (I.R.S. Employer
of incorporation)                File Number)              Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania                       15220
------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)

 Registrant's telephone number, including area code     412-928-3417
                                                        ----------------------

                                      None
 -----------------------------------------------------------------------------
                (Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
 Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
 Act (17 CFR 240.13e-4(c))


Item 1.01

         2006 Management Incentive Plan
         ------------------------------

     On March 3, 2006, Registrant's board of directors, upon the recommendation of its Compensation Committee (the "Committee"), approved the 2006 Management Incentive Plan (the "Plan").

     Participants in the Plan are assigned initial target percentages ranging from 5% to 45%. For example, the Registrant's President and Chief Executive Officer's initial target percentage is 45% and the remainder of the Registrant's five most highly compensated employees' target percentages range from 30% to 35%.

     Target awards will be calculated by multiplying the participant's target percentage by the participant's base compensation in 2006. Target awards are then allocated between "corporate" and/or applicable operating units and/or departmental/individual goals. For example, the President and Chief Executive Officer's target award is 100% allocated to corporate; the Sr. Vice President and Chief Financial Officer's target award is 80% allocated to corporate and is 20% allocated to departmental/individual goals; and the Sr. Vice President - Rail Products' target award is 20% allocated to corporate, 60% allocated to his operating unit and 20% allocated to departmental/individual goals.

     Participants' actual incentive awards are then calculated by multiplying the target award by a percentage (the "Performance Percentage") based upon the Registrant's consolidated results (with respect to "corporate") and/or the applicable operating units' pre-tax income (in both cases subject to certain adjustments and herein "incentive income") compared to their respective planned pre-tax income (herein "planned incentive income").

     For example, if an operating unit's incentive income was 125% of its planned incentive income, the participant's portion of target award allocated to the operating unit's performance would be 130% of the allocated target award. Target awards are, however, subject to adjustment under the circumstances described below.

     The sum of all awards attributable to an operating unit or corporate may not exceed 16% of corporate's or the applicable operating unit's incentive income when corporate's or the applicable operating unit's incentive income is 100% or less of corporate's or the operating unit's respective planned incentive income. In addition, if corporate's or an operating unit's incentive income exceeds 100% of applicable planned incentive income, target awards are, if necessary, adjusted so that the sum of the resulting target awards allocated to the operating unit or to corporate does not exceed 16% of the Registrant's or the applicable operating unit's planned incentive income; this adjusted target award is then multiplied by the Performance Percentage.

     The Chief Executive Officer may reduce any incentive award by 25%.

     The Plan also provides for discretionary awards equal to the sum of: (i) $100,000; (ii) amounts not paid because the individual was terminated for cause or resigned prior to the date incentive awards were paid under the Plan; (iii) the amount of any reduction in incentive awards made by the Chief Executive Officer and (iv) any amount which was not paid due to a failure to achieve a department/individual goals.

     Any discretionary awards to executive officers must be approved by the Committee. Payment of awards under the Plan shall be made on or before March 15, 2007 and the completion of the Registrant's 2006 financial statement audit.

         Awards Under 2005 Management Incentive Plan
         -------------------------------------------

     On March 3, 2006, the Board of Directors, upon the recommendation of the Committee, approved final awards under the Company's 2005 Management Incentive Plan (the "2005 Plan") with respect to the Registrant's 2005 fiscal year. The awards were based upon criteria set forth in the 2005 Plan which included overall corporate performance, operating unit performance, achievement of departmental/individual goals and a discretionary component. With respect to the Registrant's named executive officers for 2005, Stan L. Hasselbusch, Chief Executive Officer and President received $225,779, David J. Russo, Sr. Vice President, Chief Financial Officer and Treasurer received $116,218, Mr. Samuel
K. Fisher, Sr. Vice President - Rail received $112,069, Donald L. Foster, Sr. Vice President - Construction Products received $109,790 and David L. Voltz, Vice President, General Counsel and Secretary received $77,397. Mr. Hasselbusch's bonus was based entirely on Registrant's overall corporate performance compared to plan.

Item 9.01         Exhibits



10.55             2006 Management Incentive Compensation Plan



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         L.B. FOSTER COMPANY
                                         -------------------
                                         (Registrant)


Date:  March 8, 2006
                                         /s/David J. Russo
                                         -----------------------------
                                         David J. Russo
                                         Senior Vice President
                                         Chief Financial Officer and Treasurer

Exhibit Index
-------------



Exhibit Number                     Description
--------------                     -------------------------------------------

10.55                              2006 Management Incentive Compensation Plan